CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-252289 on Form S-6 of our report dated March 4, 2021, relating to the financial statement of FT 9217, comprising ETF Growth and Income Mar. '21 (ETF Growth and Income Portfolio, March 2021 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 4, 2021